Exhibit 99.1

                                  Certification
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States
                                      Code)

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Gristede's Foods, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

     The Quarterly Report on Form 10-Q for the quarter ended March 2, 2003 (the "Form 10-Q") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:         July 16, 2003
/s/  John A. Catsimatidis

                              Name:  John A. Catsimatidis
                                     Chief Executive Officer


Dated:         July 16, 2003
/s/  Gary Pokrassa

                              Name:  Gary Pokrassa
                                     Chief Financial Officer

     The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of Form 10-Q or as a separate disclosure document.

     A signed original of this written statement required by Section 906 has been provided to Gristede's Foods, Inc. and will be retained by Gristede's Foods, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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